     As filed with the Securities and Exchange Commission on April 16, 1997
                                           Registration No. 333-________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                             NETWORK APPLIANCE, INC.
               (Exact name of issuer as specified in its charter)

          CALIFORNIA                                      77-0307520
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

            2770 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051
               (Address of principal executive offices) (Zip Code)

                                   ----------
                         INTERNET MIDDLEWARE CORPORATION
                      1996 LONG TERM EQUITY INCENTIVE PLAN
       SPECIAL OPTION GRANTS PURSUANT TO WRITTEN COMPENSATION AGREEMENTS
                            (Full title of the plan)

                                   ----------
                              DANIEL J. WARMENHOVEN
                                    PRESIDENT
                             NETWORK APPLIANCE, INC.
            2770 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051
                     (Name and address of agent for service)
                                 (408) 367-3000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                                              Proposed         Proposed
   Title of                                                                   Maximum           Maximum
  Securities                               Amount            Offering         Aggregate        Amount of
     to be                                  to be              Price          Offering       Registration
  Registered                            Registered(1)      per Share(2)       Price(2)            Fee
  ----------                            -------------      ------------       --------       ------------
1996 Long Term Equity Incentive Plan

Options to Purchase Common Stock            14,647              N/A             N/A               N/A

Common Stock                            14,647 shares          $2.90         $42,476.30         $12.87

Special Options

Options to Purchase Common Stock           114,501              N/A             N/A               N/A

Common Stock                           114,501 shares          $11.79      $1,349,966.79        409.08

                                                                                               -------
Aggregate Filing Fee                                                                           $421.95
=========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Internet MiddleWare Corporation 1996 Long Term Equity Incentive Plan or special option grants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Network Appliance, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 26, 1996, as amended on October 29, 1996, filed with the Commission on July 25, 1996, pursuant to
                  Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 26, 1996, October 25, 1996 and January 24, 1997 filed with the Commission on September 9, 1996, December 9, 1996 and March 7, 1997, respectively.

         (c) The Registrant's reports on Form 8-K, filed with the Commission on September 9, 1996 and March 28, 1997, respectively, and any amendments thereto.

         (d) The Registrant's Registration Statement No. 00-27130 on Form 8-A filed with the Commission on November 1, 1995 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

 Exhibit Number       Exhibit
 --------------       -------
     4.0              Instruments Defining Rights of Shareholders.  Reference is made to Registrant's Registration
                      Statement No. 00-27130 on Form 8-A which is incorporated herein by reference pursuant to
                      Item 3(d).

     5.0              Opinion of Brobeck, Phleger & Harrison LLP.

    23.1              Independent Auditors - Consent.

    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24.0              Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

    99.1              Netspeed, Inc. (Internet MiddleWare Corporation) 1996 Long Term Equity Incentive Plan.

    99.2              Form of Stock Option Agreement.

    99.3              Form of Stock Option Assumption Agreement.

    99.4              Memorandum re Assumption of Stock Options under the Internet MiddleWare Corporation
                      1996 Long Term Equity Incentive Plan.

    99.5              Form of Notice of Grant (Special Option).

    99.6              Form of Stock Option Agreement (Special Option).

Item 9.               Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Internet MiddleWare Corporation 1996 Long Term Equity Incentive Plan or upon the expiration of the special option grants.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

                                      II-2.

1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                      II-3.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 14th day of April, 1997.

                                    NETWORK APPLIANCE, INC.

                                    By /s/ Daniel J. Warmenhoven
                                       -------------------------------------
                                       Daniel J. Warmenhoven
                                       President and Chief Executive Officer



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Warmenhoven and Jeffry R. Allen and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                     Title                                       Date
----------                     -----                                       ----
/s/ Daniel J. Warmenhoven      President and Chief Executive                April 14, 1997
-------------------------      Officer (Principal Executive Director)
Daniel J. Warmenhoven


                                      II-4.

Signatures                     Title                                       Date
----------                     -----                                       ----
/s/ Jeffry R. Allen            Vice President Finance and Operations        April 14, 1997
--------------------------     and Chief Financial Officer
Jeffry R. Allen                (Principal Financial and
                               Accounting Officer)


                               Chairman of the Board of Directors
--------------------------
Donald T. Valentine


/s/ Carol A. Bartz             Director                                     April 14, 1997
--------------------------
Carol A. Bartz


/s/ Michael R. Hallman         Director                                      April 14, 1997
--------------------------
Michael R. Hallman


/s/ Kurt R. Jaggers            Director                                      April 14, 1997
--------------------------
Kurt R. Jaggers


/s/ Robert T. Wall             Director                                      April 14, 1997
--------------------------
Robert T. Wall


                                      II-5.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             NETWORK APPLIANCE, INC.

                                  EXHIBIT INDEX



  Exhibit Number      Exhibit
  --------------      -------
     4.0              Instruments Defining Rights of Shareholders.  Reference is made to Registrant's Registration
                      Statement No. 00-27130 on Form 8-A which is incorporated herein by reference pursuant to
                      Item 3(d).

     5.0              Opinion of Brobeck, Phleger & Harrison LLP.

    23.1              Independent Auditors - Consent.

    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24.0              Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

    99.1              Netspeed, Inc. (Internet MiddleWare Corporation) 1996 Long Term Equity Incentive Plan.

    99.2              Form of Stock Option Agreement.

    99.3              Form of Stock Option Assumption Agreement.

    99.4              Memorandum re Assumption of Stock Options under the Internet MiddleWare Corporation
                      1996 Stock Option Plan.

    99.5              Form of Notice of Grant (Special Option).

    99.6              Form of Stock Option Agreement (Special Option).